SECOND SIGHT MEDICAL PRODUCTS, INC.

2014 OPTION ISSUED TO ROBERT GREENBERG

TERMS AND CONDITIONS

1.           PURPOSE. By authorization of the Directors dated December 16, 2013, the Company issued to Robert Greenberg , its president and chief executive officer (“Optionee”), an option (the “Option”) to acquire 125,000 shares of the Company’s common stock. The Option commenced as January 1, 2014 and was intended as a new grant to replace options in the same amount that expired on the same day. Some of the terms and conditions of the Option are set forth in a writing entitled “Option Agreement” which was signed by the Company and Optionee. The purpose of this document, entitled “Terms and Conditions”, is to set forth in further detail the rights and obligations of the parties under the Option Agreement.

2.           DEFINITIONS. As used herein and in the Option, the following terms shall have the meanings set forth below:

a.           “Change in Control” shall mean the occurrence of any of the following:

i.            The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company, provided, however, that a Change in Control shall not result upon such acquisition of beneficial ownership if such acquisition occurs as a result of a public offering of the Company’s securities or any financing transaction or series of financing transactions;

ii.         The consummation of a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing at least fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation;

iii.         A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

iv.         The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing at least fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

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b.           "Committee" shall mean the Directors or when appointed, an or compensations committee of the Directors that is tasked with responsibility for securities issuances to management, employees and consultants.

c.           "Company" shall mean Second Sight Medical Products, Inc, a California corporation.

d.           “Directors” shall mean the board of directors of the Company as the same may be constituted from time to time.

e.           "Fair Market Value" shall mean the amount determined under Section 5.j., hereof.

f.            "Option" shall mean the right granted to the Optionee as of January 1, 2014 to acquire Shares of the Company.

g.           "Option Agreement" shall mean the written agreement evidencing the Option granted by the Company hereunder and signed by both the Company and the Optionee.

h.           "Share" shall mean a share of the common stock of the Company.

3.           ADMINISTRATION.

The Terms and Conditions shall be administered by the Committee. The Committee shall have full power and authority to do all things necessary or desirable in connection with the administration of the Terms and Conditions, including, without limitation, the following:

a.           determine the option exercise price of the Option;

b.           determine the number of Shares of the Company to be covered by the Option;

c.           determine the terms and conditions, not inconsistent with the provisions of the Terms and Conditions, of the Option;

d.           interpret and administer the Terms and Conditions and any instrument or agreement entered into under the Terms and Conditions;

e.           establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Terms and Conditions; and

f.            make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Terms and Conditions.

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All decisions and determinations of the Committee shall be by majority vote of its members and shall be set forth in writing. Each such writing shall hereinafter be referred to as a “Committee Action”. All such Committee Actions shall promptly be submitted to the Secretary of the Corporation who, upon receipt, shall place a copy of same in a record book maintained by the Secretary for that purpose and which shall be available for examination by the Directors at any time and from time to time. All Committee Actions that are within the scope of the Committee’s authority hereunder shall be deemed final, conclusive and binding upon all persons including the Company and Optionee. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

4.           LIABILITY. No members of the Committee shall be liable for any action or determination made in good faith with respect to the Terms and Conditions or any Option granted with respect to it. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on such member's part, including but not limited to the exercise of any power or discretion given to such member under the Terms and Conditions, except those resulting from such member's willful misconduct.

5.           OPTION TERMS.

a.           ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, Share split, reverse Share split, or similar transaction or other change in legal structure affecting the Shares, such adjustments and other substitutions shall be made to the Terms and Conditions and to the Option as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments in (i) the aggregate number, class, and kind of shares which may be delivered under the Option, and (ii) the number, class, kind, and option or exercise price of Shares subject to the Option.

b.           OPTION PERIOD. The term of the Option shall be fixed by the Committee in its sole discretion but shall in no event exceed ten (10) years.

c.           EXERCISABILITY. The Option shall be exercisable at such time or times, and based upon such vesting and other conditions, as determined by the Committee from time to time on a case by case basis.

d.           METHOD OF EXERCISE. Subject to the other provisions of the Terms and Conditions and the Option Agreement, the Option may be exercised by the Optionee in whole or in part at such time or times, and the Optionee may make payment of the Option price in such form or forms, including, without limitation, payment by delivery of cash, a promissory note or other consideration acceptable to the Committee having a Fair Market Value on the exercise date equal to the total Option price, or by any combination of cash and other consideration, as the Committee may specify in the Option Agreement.

e.           FAIR MARKET VALUE. For all purposes of the Terms and Conditions and the Option Agreement, the term "Fair Market Value" shall mean that amount determined by the Committee from time to time. Such determination shall be based upon the most recent trades in any public market or, if there is no public market for the Shares, then as determined by the Committee, based on such criteria as it deems in its sole discretion to reflect the Fair Market Value, including reliance on a formal appraisal prepared by a qualified and experienced independent third party appraiser.

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f.            AMENDMENTS AND TERMINATION. The Committee may amend, alter or discontinue the Terms and Conditions, but no amendment, alteration, or discontinuation shall be made that would impair the rights of the Optionee under the Option theretofore granted, without the Optionee’s consent. The Committee may, from time to time amend, modify, or alter the Terms and Conditions where such amendment, modification or alteration is required to assure that the Terms and Conditions remains in compliance with the Act and the Code and any other then applicable federal or state securities laws. The Committee may amend the terms of the Option Agreement theretofore executed, prospectively or retroactively, but no such amendment shall impair the rights of the Optinee without the Optionee's written consent.

g.           COMPLIANCE WITH SECURITIES LAWS. It is the intention of the Company that the Options and the Shares thereunder being offered and sold be exempt from registration under the Securities Act of 1933 (the "Act") by satisfying the requirements of Rule 504, 506 and/or Rule 701, as promulgated under such Act, and be exempt from qualification under the California Corporations Code (the "Code") by satisfying the requirements of Section 25102(o) of the Code including all rules and regulations promulgated thereunder.

6.           GENERAL PROVISIONS.

a.           Unless the Committee determines otherwise at the time the Option is granted, no Option, and no Shares subject to Options which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, gifted, pledged, hypothecated, or otherwise encumbered, except by will or by the laws of descent and distribution or to a revocable living trust of which the Optionee is a primary beneficiary; provided that, if so determined by the Committee, the Optionee may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Optionee with respect to any Option upon the death of the Optionee. The Option shall be exercisable during the Optionee’s lifetime only by the Optionee or, if permissible under applicable law, by the Optionee’s conservator or other legal representative. The Option shall provide that to the extent the Option is exercisable upon the date of termination of employment, it shall continue to be exercisable following the employment termination date for a period of at least six (6) months in the case of termination of employment on account of death or disability, and at least thirty (30) days on account of termination of employment for any other reason.

b.           The term of the Option shall be for such period of months or years from the date of its grant as may be determined by the Committee, but in no event longer than as provided herein.

c.           The Optionee shall not, with respect to the Option, be deemed to have become a Optionee, or to have any rights with respect to such Option, until and unless the Optionee shall have executed the Option Agreement in such form as the Committee has approved and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

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d.           In the case of any involuntary transfer of an Option including, but not limited to, transfers arising from bankruptcy, other insolvency or creditor proceedings, and dissolution of marriage, all rights in and to the Option or portion of the Option so transferred shall, as determined by the Committee on a case by case basis, immediately terminate, become null and void, and of no further force or effect.

e.           Except as otherwise required in the Option Agreement or by the terms of the Terms and Conditions, Optionee shall not be required to make any payment or provide consideration for the issuance of the Option other than the rendering of services.

f.            The Company shall be authorized to withhold the amount of tax withholding required by law on account of or arising out of any exercise of the Option and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

g.           The validity, construction, and effect of this Terms and Conditions and any rules and regulations relating to the Terms and Conditions shall be determined in accordance with the laws of the State of California and applicable Federal law.

h.           If any provision of the Terms and Conditions is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction to which it is subject, would disqualify the Terms and Conditions or the Option under any law deemed applicable by the Committee, or disqualify the Terms and Conditions from exemption under Rule 701 of the Act or California Corporations Code section 25102(o), such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the sole and absolute determination of the Committee, materially altering the intent of the Terms and Conditions, it shall be stricken and the remainder of the Terms and Conditions shall remain in full force and effect.

i.            Notwithstanding anything in this Terms and Conditions to the contrary, (a) any adjustments made to the Option that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (b) any adjustments made pursuant to the Option that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment the Options either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code; and (c) in any event, the Committee shall not have the authority to make any adjustments pursuant to Article 5 to the extent the existence of such authority would cause an Option that is not intended to be subject to Section 409A of the Code at the time of grant to be subject thereto.

7.           EFFECTIVE DATE OF TERMS AND CONDITIONS. The Terms and Conditions shall be effective as of January 1, 2014.

8.           CHANGE IN CONTROL. In order to preserve Optionee’s rights with respect to any outstanding Option in the event of a Change in Control of the Company:

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a.           The Committee shall have the discretion to provide in the Option Agreement other terms and conditions that relate to assumption of such Option or issuance of comparable securities or New Incentives in the event of a Change in Control.

b.           The Option shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Option is assumed by the successor entity (or parent or subsidiary thereof) pursuant to the terms of the Change in Control transaction.

c.           If the Option will not be assumed by the acquiring or successor entity (or parent or subsidiary thereof), the Committee shall cause written notice of a proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

IN WITNESS WHEREOF, the Company has duly executed this Terms and Conditions as of the 1st day of January, 2014.

SECOND SIGHT MEDICAL PRODUCTS, INC., a California corporation

By:

Title:

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